= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) |__|
                           ________________________

                            THE BANK OF NEW YORK

              (Exact name of trustee as specified in its charter)

New York                                                         13-5160382
(State of incorporation if not a U.S. national bank)             (I.R.S. employer
                                                                 identification no.)

One Wall Street, New York, N.Y.                                  10286
(Address of principal executive offices)                         (Zip code)

                          ___________________________

                          Central Termica Guemes S.A.

              (Exact name of obligor as specified in its charter)

Buenos Aires, Argentina                                               None
 (State or other jurisdiction of incorporation or organization)       (I.R.S. employer
                                                                      identification no.)

Avenida Reyes Catolicos 1330                                          4408
Salta, Argentina                                                      (Zip code)
(Address of principal executive offices)

                          ___________________________

                  US$54,000,000 Variable Rate Notes due 2010
                      (Title of the indenture securities)

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

1.   General information.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

-----------------------------------------------------------------------------------------------
                         Name                                           Address
-----------------------------------------------------------------------------------------------
    Superintendent of Banks of the State of New York    2 Rector Street, New York, N.Y.  10006,
                                                        and Albany, N.Y. 12203

    Federal Reserve Bank of New York                    33 Liberty Plaza, New York, N.Y.  10045

    Federal Deposit Insurance Corporation               Washington, D.C.  20429

    New York Clearing House Association                 New York, New York   10005

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     List below all exhibits filed as a part of this statement of eligibility.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                   SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 21/st/ day of August, 2000.

                                        THE BANK OF NEW YORK


                                        By:  /s/ Thomas E. Tabor
                                            ----------------------
                                            Name:  Thomas E. Tabor
                                            Title: Assistant Vice President

                      Consolidated Report of Condition of
                             THE BANK OF NEW YORK
                   of One Wall Street, New York, N.Y. 10286
     And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business March 31, 2000, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                                                     Dollars Amounts
ASSETS                                                                                                                  In Thousands
Cash and balance due from depository institutions:
     Noninterest-bearing balances and currency and coin......................................................           $3,843,465
     Interest-bearing balances...............................................................................            5,718,219
Securities:
     Held-maturity securities................................................................................              821,842
     Available-for-sale securities...........................................................................            5,134,756
Federal funds sold and Securities purchase under agreements to resell........................................            2,498,315
Loans and lease financing receivables:
     Loans and leases, net of unearned income................................................................           40,912,488
     LESS: Allowance for loan and lease losses...............................................................              580,924
     LESS: Allocated transfer risk reserve...................................................................               12,597
     Loans and leases, net of unearned income, allowance, and reserve........................................           40,318,967
Trading Assets...............................................................................................            8,658,971
Premises and fixed assets (including capitalized leases).....................................................              725,709
Other real estate owned......................................................................................                7,309
Investments in unconsolidated subsidiaries and associated companies..........................................              225,206
Customer's liability to this bank on acceptances outstanding.................................................              932,029
Intangible assets...........................................................................................             1,273,011
Other assets.................................................................................................            2,796,228
                                                                                                                       -----------
Total assets.................................................................................................          $72,954,027
                                                                                                                       ===========

LIABILITIES
Deposits:
     In domestic offices.....................................................................................          $27,563,469
     Noninterest-bearing.....................................................................................           12,099,757
     Interest-bearing........................................................................................           12,463,712
     In foreign offices, Edge and Agreement subsidiaries, and IBF's..........................................           27,705,718
     Noninterest-bearing.....................................................................................              849,483
     Interest-bearing........................................................................................           26,856,235
Federal funds purchases and Securities sold under agreement to re-purchase...................................            1,560,406
Demand notes issued to the U.S. Treasury.....................................................................               68,017
Trading liabilities..........................................................................................            2,708,747
Other borrowed money:
     With remaining maturity of one year or less.............................................................            1,397,051
     With remaining maturity of more than one year through three years.......................................                  351
     With remaining maturity of more than three years........................................................               31,080
Bank's liability on acceptances executed and outstanding.....................................................              932,905
Subordinated notes and debuntures............................................................................            1,652,000
Other liabilities............................................................................................            3,511,774
                                                                                                                       -----------
Total liabilities............................................................................................           67,131,518
                                                                                                                       -----------

EQUITY CAPITAL
Common stock.................................................................................................            1,135,284
Surplus......................................................................................................              866,947
Undivided profits and capital reserves.......................................................................            3,694,578
Net unrealized holding gains (losses) on available-for-sale securities.......................................              (46,911)
Cumulative foreign currency translation adjustments..........................................................              (27,389)
                                                                                                                       ------------
Total equity capital.........................................................................................            5,822,509
                                                                                                                       ------------
Total liabilities and equity capital.........................................................................          $72,954,027
                                                                                                                       ===========

     1. Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by he Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

     Thomas A. Rerryl  }
     Gerald L. Hassell }  Directors
     Alan R. Griffith  }